UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2007

SUNPOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51593	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 12, 2007, SunPower Corporation, Systems (“SP Systems”), a subsidiary of SunPower Corporation (“SunPower”) that was formerly known as PowerLight Corporation, and JingAo Solar Company, Ltd. (“JingAo”), a subsidiary of JA Solar Holdings Ltd., agreed to terminate, effective as of September 12, 2007, their Contract for the Delivery of Solar Cells (the “Agreement”), dated January 12, 2007. The Agreement was a three-year supply contract providing the general terms and conditions pursuant to which JingAo could supply SP Systems with up to 120 megawatts of silicon solar cells beginning in 2007. However, the parties have determined that an unanticipated quality problem with respect to metallurgical grade polysilicon could not be resolved in the near term. In addition, the Agreement provided pricing terms through only June 2007 and required the parties to renegotiate thereafter, but the parties have not reached any further agreement regarding pricing. Under the Agreement, if the parties do not agree on pricing terms after June 2007, JingAo is not obligated to sell and SP Systems is not obligated to purchase additional solar cells. As a result of the unresolved quality problems with respect to metallurgical grade polysilicon and unresolved pricing terms, the parties have agreed that it is mutually beneficial to terminate the Agreement. Termination of the Agreement is not expected to have a material impact on SunPower’s 2007 or 2008 revenues or earnings.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts. SunPower uses words such as “expect” and similar expressions to identify forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, SunPower’s plans and expectations regarding SunPower’s annual financial results for 2007 and 2008, including revenues and earnings. Such statements are based on SunPower’s current expectations as of the date of this Current Report on Form 8-K, which could change or not materialize as expected. SunPower’s actual results may differ materially due to a variety of uncertainties and risk factors, including but not limited to risks associated with (i) SunPower’s ability to ramp new production lines; (ii) SunPower’s ability to realize expected manufacturing efficiencies; (iii) SunPower’s ability to reduce kerf loss and otherwise achieve anticipated reductions in silicon usage efficiency; (iv) production difficulties that could arise; (v) the success of SunPower’s ongoing research and development efforts; (vi) SunPower’s ability to obtain adequate supply of polysilicon, ingots and wafers to manufacture SunPower’s products as SunPower expects and the price SunPower pays for such materials; (vii) the price and availability of cells and solar panels; (viii) business and economic conditions and growth trends in the solar power industry; (ix) the continuation of governmental and related economic incentives promoting the use of solar power; (x) the potential renegotiation of or non-performance by parties to SunPower’s supply and customer contracts; (xi) unforeseen manufacturing equipment delays at SunPower’s fabrication facilities and panel factories; and (xii) other risks described in SunPower’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2007, and other filings with the Securities and Exchange Commission. You should also carefully review reports that SunPower files with the Securities and Exchange Commission. Except as required by law, SunPower assumes no obligation to update any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2007

SunPower Corporation

By:	/s/ Emmanuel Hernandez
Name:	Emmanuel Hernandez
Title:	Chief Financial Officer